UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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ELOQUA, INC.

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Commission File No.: 001-35616

Overview and Frequently Asked Questions

Oracle Buys Eloqua

Adds Leading Modern Marketing Platform to the Oracle Cloud to Help Companies Deliver Exceptional Customer Experiences

On December 20, 2012, Oracle announced that it had agreed to acquire Eloqua, a leading provider of cloud-based modern marketing applications. The proposed transaction is subject to Eloqua stockholder approval, certain regulatory approvals, and customary closing conditions and is expected to close in the first half of 2013. Until the deal closes, each company will continue to operate independently, and will operate its business as usual.

Eloqua delivers marketing automation and revenue performance management software that ensures every component of marketing works harder and more efficiently to drive revenue. More than 1,200 organizations across a wide range of industries rely on Eloqua’s modern marketing cloud to automate complex marketing processes across multiple channels, to target and nurture prospects, and to deliver highly qualified leads at a lower cost to sales teams. Customers are better able to track, capture and analyze a potential buyer’s Digital Body Language, including their preferences, behavior and decision-making processes, to more accurately score and qualify leads and identify high quality prospects. Eloqua will become the centerpiece of the Oracle Marketing Cloud.

The combination of Oracle and Eloqua is expected to create a comprehensive Customer Experience Cloud offering to help companies transform the way they market, sell, support and serve their customers. The combined offering is expected to enable organizations to provide a highly personalized and unified experience across channels, to create brand loyalty through social and online interactions, and to provide superior service at every touchpoint.

Eloqua’s leading marketing automation cloud will be an important addition to Oracle’s Customer Experience offering which includes the Oracle Sales Cloud, Oracle Commerce Cloud, Oracle Service Cloud, Oracle Content Cloud, and Oracle Social Cloud. Together, this offering provides end-to-end management of the customer journey through unified data, integrated business process management, and business analytics. Oracle also remains committed to enabling customers to use Eloqua’s Marketing Cloud in a multi-vendor environment including non-Oracle sales automation systems.

Overview and Frequently Asked Questions | 1

What is the rationale for this acquisition?

Customers are increasingly discovering information about products and services through a variety of channels and online sources, rather than relying solely on a salesperson. These better informed and knowledgeable buyers are demanding a more streamlined buying and selling process. As a result, the way customers discover and buy products and services, and the way in which companies sell to and service them is fundamentally changing. Delivering the right content to the right person at the right time drives broader purchases, repeat business, brand loyalty and customer advocacy.

Exceptional customer experience starts with knowing your customer’s preferences and delivering a highly personalized buying experience. Modern marketers drive revenue because they can help organizations understand where the customer is in the buying process and enable them to target and nurture potential and existing customers more effectively. Eloqua’s modern marketing platform delivers best-in-class capabilities to ensure every component of marketing works harder and more efficiently to drive revenue.

What products does Eloqua offer?

Eloqua’s leading cloud solutions drive higher quality leads that lower the cost of demand generation and increase the revenue per customer. More than 100,000 global users from both large and small companies, rely on the marketing automation power of Eloqua to improve demand generation and lead management while driving more qualified leads. In total, Eloqua has over 1,200 customers across various industries, including 81 of the S&P 500 and 23 of the Nasdaq 100.

Key elements of the Eloqua solutions include:

•	A comprehensive revenue performance management platform with best-in-class functionality that automates and optimizes complex marketing and sales processes across multiple channels.

•

The ability to track, capture and analyze a potential buyer’s Digital Body Language including their preferences, behavior and decision-making processes, which enables selling organizations to more accurately score and qualify leads and identify high-quality prospects, thereby shortening the sales cycles.

•

Comprehensive marketing and sales performance reporting tools, including detailed dashboards tailored to meet the needs of executives, providing them with real-time insight so that they can understand the impact of marketing and sales on revenue growth and measure operational efficiency.

•	Seamless integration with other key enterprise systems, including all leading CRM platforms.

•

The Eloqua AppCloud is an open online marketplace that allows customers to leverage third party applications to extend Eloqua’s platform capabilities. Eloqua AppCloud offerings help customers to better understand their buyers, to engage

2 | Overview and Frequently Asked Questions

through additional channels, to manage, cleanse, and append data, and to collect event registration information and send reminders – all seamlessly integrated with the Eloqua platform.

How will Eloqua extend Oracle’s strategy to deliver Customer Experience solutions?

Oracle plans to make Eloqua the centerpiece of the Oracle Marketing Cloud, which will complement the Oracle Sales Cloud, Oracle Commerce Cloud, Oracle Service Cloud, Oracle Content Cloud, and Oracle Social Cloud. Together this offering is expected to provide end-to-end management of the customer journey through unified data, integrated business process management, and business analytics..

How is the proposed transaction between Oracle and Eloqua expected to benefit Eloqua customers?

Oracle plans to significantly increase engineering investments in Eloqua’s products, helping deliver features and innovations to its customers more rapidly. Oracle plans to integrate several of its key technology assets, such as Big Data and Business Intelligence, to deliver enhanced value to Eloqua’s products. Oracle plans to extend and expand Eloqua’s ability to sell, service and support customers around the world by utilizing Oracle’s global scale and resources.

How does Oracle plan to maintain Eloqua’s domain expertise after the closing?

The goal of the combination is to retain Eloqua’s domain expertise, given their solutions complement Oracle’s offerings. Eloqua brings significant knowledge and capabilities in the area of modern marketing automation that are focused on the customer buying experience. Eloqua’s management team and employees are expected to join Oracle after the transaction closes and continue their focus facilitating excellence in marketing.

Will Eloqua customers that use third-party applications continue to be supported?

Eloqua will continue to be an open platform for marketing automation and integrate with third party systems including sales force automation solutions and social platforms. While remaining open, Oracle also expects to augment Eloqua with Oracle applications and technologies to engineer more complete customer solutions.

Overview and Frequently Asked Questions | 3

How will the proposed acquisition impact the Eloqua product roadmap?

After the close of the transaction, Oracle plans to make Eloqua the centerpiece of Oracle’s Marketing Cloud, which will result in an acceleration of investments in the Eloqua solutions. We expect this will add additional functionality and capabilities at a quicker pace. Oracle also plans to implement the solution internally for our modern marketing needs.

Will Eloqua Experience continue as planned in October 2013 in San Francisco?

Both companies will work together to optimize Eloqua Experience for 2013. We are committed to providing a forum for the discussion of marketing automation and how to effectively leverage Eloqua’s technology and its capabilities.

Will Oracle continue the Markie Awards?

Yes, we look forward to continuing to recognize this excellence in marketing.

Can I still purchase Eloqua products?

Yes. Please contact an Eloqua sales representative to assist you, or visit www.eloqua.com for contact information.

Should Eloqua customers continue to call Eloqua customer support?

Yes. Eloqua customers should continue to use existing Eloqua contacts for support, professional services and sales to address immediate and ongoing needs. We will communicate all changes and transitions occurring after the close of the transaction well in advance through these familiar channels.

How will Oracle continue to support and broaden relationships with Eloqua partners?

We expect business to continue as usual for Eloqua partners. If contact information changes, we will communicate these changes through normal channels. Oracle partners may also use their existing Oracle channels for support to answer any questions.

4 | Overview and Frequently Asked Questions

Will training on Eloqua products continue?

Yes. We want to ensure that our customers’ software provides the best possible service for their organizations, and we know excellent training is critical to reach that goal.

Where can I find out more information about the proposed Oracle and Eloqua combination?

For more information, please visit eloqua.com/oracle.

Cautionary Statement Regarding Forward-Looking Statements

This document contains certain forward-looking statements about Oracle and Eloqua, including statements that involve risks and uncertainties concerning Oracle’s proposed acquisition of Eloqua, anticipated customer benefits and general business outlook. When used in this document, the words “anticipates”, “can”, “will”, “look forward to”, “expected” and similar expressions and any other statements that are not historical facts are intended to identify those assertions as forward-looking statements. Any such statement may be influenced by a variety of factors, many of which are beyond the control of Oracle or Eloqua, that could cause actual outcomes and results to be materially different from those projected, described, expressed or implied in this document due to a number of risks and uncertainties. Potential risks and uncertainties include, among others, the possibility that the transaction will not close or that the closing may be delayed, the anticipated synergies of the combined companies may not be achieved after closing, the combined operations may not be successfully integrated in a timely manner, if at all, general economic conditions in regions in which either company does business, and the possibility that Oracle or Eloqua may be adversely affected by other economic, business, and/or competitive factors. Accordingly, no assurances can be given that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do so, what impact they will have on the results of operations or financial condition of Oracle or Eloqua.

In addition, please refer to the documents that Oracle and Eloqua, respectively, file with the U.S. Securities and Exchange Commission (the “SEC”) on Forms 10-K, 10-Q and 8-K. These filings identify and address other important factors that could cause Oracle’s and Eloqua’s respective operational and other results to differ materially from those contained in the forward-looking statements set forth in this document. You are cautioned to not place undue reliance on forward-looking statements, which speak only as of the date of this document. Neither Oracle nor Eloqua is under any duty to update any of the information in this document.

Oracle is currently reviewing the existing Eloqua product roadmap and will be providing guidance to customers in accordance with Oracle’s standard product communication policies. Any resulting features and timing of release of such features as determined by Oracle’s review of Eloqua’s product roadmap are at the sole discretion of Oracle. All product roadmap information, whether communicated by Eloqua or by Oracle, does not represent a commitment to deliver any material, code, or functionality, and should not be relied upon in making purchasing decision. It is intended for information purposes only, and may not be incorporated into any contract.

Overview and Frequently Asked Questions | 5

Additional Information about the Merger and Where to Find It

In connection with the proposed merger, Eloqua will file a proxy statement with the SEC. Additionally, Eloqua and Oracle will file other relevant materials in connection with the proposed acquisition of Eloqua by Oracle pursuant to the terms of an Agreement and Plan of Merger by and among, Oracle, OC Acquisition LLC, a wholly owned subsidiary of Oracle, Esperanza Acquisition Corporation, a wholly-owned subsidiary of OC Acquisition LLC, and Eloqua. The materials to be filed by Eloqua with the SEC may be obtained free of charge at the SEC’s web site at www.sec.gov. Investors and security holders of Eloqua are urged to read the proxy statement and the other relevant materials when they become available before making any voting or investment decision with respect to the proposed merger because they will contain important information about the merger and the parties to the merger. Oracle, Eloqua and their respective directors, executive officers and other members of its management and employees, under SEC rules, may be deemed to be participants in the solicitation of proxies of Eloqua stockholders in connection with the proposed merger. Investors and security holders may obtain more detailed information regarding the names, affiliations and interests of certain of Oracle’s executive officers and directors in the solicitation by reading the proxy statement and other relevant materials filed with the SEC when they become available. Information concerning the interests of Eloqua’s participants in the solicitation, which may, in some cases, be different than those of Eloqua’s stockholders generally, is set forth in the materials filed by Eloqua with the SEC, including in Eloqua’s Registration Statement on Form S-1, and will be set forth in the proxy statement relating to the merger when it becomes available.

6 | Overview and Frequently Asked Questions